UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 23, 2021

    AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

State of Minnesota	000-23778	41-1729121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
(Address of Principal Executive Offices)

   (651) 227-7333

(Registrant's telephone number, including area code)

___________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in
Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities
Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 23, 2021, the Partnership sold 2.36 acres of land in Fredericksburg, Virginia to 1551 CDS Parkway, GP, an unrelated third party. The land is leased to Bassett Direct NC, LLC, a subsidiary of Bassett Furniture Industries, Inc., under a lease agreement with a remaining primary term of 8.3 years and annual rent of 215,240. Bassett operates a Bassett Home Furnishings store on the site. The Partnership received net cash proceeds of approximately $3,022,000 for the property, which resulted in a net loss of approximately $133,100.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable.

(b) Pro forma financial information – A limited number of pro forma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of pro forma statements. Assuming the Partnership had sold the property on January 1, 2020:

The Partnership's Investments in Real Estate would have been reduced by $3,162,453 and its Current Assets (cash) would have increased by $3,022,000 and Partners’ Capital would have decreased by $140,453.

For the year ended December 31, 2020, Income from Operations would have decreased $209,030, representing a decrease in rental income of $215,240, a decrease in amortization expense of $5,164 and a decrease in property management expenses of $1,046. For the three months ended March 31, 2021, Income from Operations would have decreased $51,997, representing a decrease in rental income of $53,810, a decrease in amortization expense of $1,291 and a decrease in property management expenses of $522.

The net effect of these pro forma adjustments would have caused Net Income to decrease from $486,845 to $277,815 and from $105,695 to $53,698, which would have resulted in Net Income of $14.44 and $2.79 per Limited Partnership Unit outstanding for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

(c) Shell company transactions – Not Applicable.

(d) Exhibits – Purchase and Sale Agreement dated May 28, 2021 between the Partnership and Ralph Horowitz relating to the property at 1551 Carl D. Silver Parkway, Fredericksburg, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI Net Lease Income & Growth Fund XX
Limited Partnership

	By:	AEI Fund Management XX, Inc.
	Its:	Managing General Partner

Date: July 29, 2021	By:	/s/ KEITH E PETERSEN
Keith E. Petersen
Chief Financial Officer